NUMBER
****

SHARES
****



CUSIP 26859P 101

COMMON STOCK

E*HEDGE FINANCIAL HOLDING CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
$0.001 PAR VALUE COMMON STOCK

THIS CERTIFIES THAT *******

Is The Owner Of *******

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

E*Hedge Financial Holding Corp.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: *******

COUNTERSIGNED AND REGISTERED:
Computershare Trust Company
Transfer Agent and Registrar

By: ______________________________
AUTHORIZED SIGNATURE

Devon Parks
PRESIDENT